EXHIBIT 10.32

                                    SUBLEASE

         THIS SUBLEASE made and entered into this 1st day of January, 1996, between ANCHOR PAPER COMPANY, a Minnesota corporation ("Sublessor"), and INFINITE GRAPHICS INCORPORATED, a Minnesota corporation ("Sublessee").

         RECITALS:

         A. A lease ("Prime Lease") dated December 20, 1990 was made and entered into between Hamel Hartinger and Jeanne Hartinger, as Landlord and Sublessor, as Tenant, pertaining to a one-story office/warehouse building located at 12855 Highway 55, Plymouth, Minnesota containing approximately 30,250 square feet.

         B. It is the wish of the parties hereto that the Sublessor sublet to the Sublessee and that the Sublessee take from the Sublessor a portion of the premises leased under the Prime Lease (hereinafter referred to as the "sublet Area") comprising approximately 3,000 square feet as cross-hatched on Exhibit A, attached hereto and made a part hereof.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter contained, but subject to the consent thereto by Landlord, the Sublessor does hereby sublet the Sublessee and the Sublessee does hereby rent and take from Sublessor, the Sublet Area together with the non-exclusive right for so long as this Sublease is in effect to the use in common of the parking lot and the lavatory facilities, subject to the following terms and conditions:

         1. Subject to the provisions of paragraph 17 below, this Sublease shall commence January 1, 1996 and shall continue thereafter for a term of 12 calendar months to and including December 31, 1996.

         2. As rent for the Sublet Area, Sublessee shall pay to the Sublessor $1,910.00 per month, consisting of $1,437.50 (Base rate of $5.75 per square foot) rent plus $472.50 (Base rent $1.89 per square foot) common area maintenance and taxes, payable in advance on the first day of each month during the term of this Sublease, such rent to be paid to the Sublessor at the address set forth below. For any monthly rent payment not actually received by Sublessor by the 5th day of the calendar month, Sublessee shall also be obligated to pay a late charge of $50.00 per day for each day beyond the 5th day of the month.

         3. In addition to the monthly rent payable pursuant to paragraph 2 above, Sublessee shall also pay to Sublessor as additional rent hereunder, $500.00 per month in advance on the first day of each calendar month during the term of this Sublease commencing January 1, 1996, such amount to be deemed payment for the electricity consumed by the "clean room" to be operated by Sublessee pursuant to the provisions of this Sublease. At the option of the Sublessor and at its expense, Sublessor may cause the "clean room" to be separately metered in which case Sublessee shall pay the electricity for the "clean room" directly in lieu of the $500.00 per month payments otherwise required pursuant to this paragraph 3. Sublessee shall also pay Sublessor as additional rent hereunder commencing on the first day of 1996 and on the first day of each and every calendar month thereafter during the term of this Sublease the amount, if any, by which 1/12th of the Sublessee's prorata portion of the real estate taxes payable for the calendar year in question for the premises of which the Sublet Area is a part, and any installments of special assessments payable therewith exceeds $342.43. For the purposes hereof, the Sublessee's prorata portion shall be deemed to be 9.92%.

         4. The Sublessee may use the Sublet Area for generating photo tools for the electronics industry and for no other purposes whatsoever.

         5. The Sublessee will not use the Sublet Area of permit the Sublet Area to be used in violation of any of the terms, covenants or conditions of the Prime Lease. Sublessee will maintain and operate the Sublet Area in compliance with all applicable governmental rules and regulations. Sublessee will keep at its own expense said Sublet Area and the equipment, plumbing, drains, fixtures, appliances and machinery in, upon, serving or appurtenant to said Sublet Area, in good repair and in good sanitary condition during the term of this Sublease. Sublessee shall not release, threaten to release, permit or allow the release or threatened release of pollutants and/or contaminants (including petroleum products or by-products), or hazardous wastes or hazardous substances into the ground water, soils or atmosphere. Sublessee shall not make any undue or unseemly noise or otherwise and shall not do or permit to be done in and about the Sublet Area anything which will be dangerous to life or limb. Sublessee will make no alterations in or additions to the Sublet Area, without first obtaining the prior written consent of the Sublessor and of the Landlord. Sublessee will not use or permit anything upon said Sublet Area that will increase the rate of insurance thereon above the rate being paid by Sublessee when it was the fee owner of the premises of which the Sublet Area is a part. All of Sublessee's employees shall be bonded and shall be subject to the same rules and regulations that are applicable to the employees of Sublessor relative to the use of the premises of which the Sublet Area is a part, including, without limitation, restrictions on access, loud noises, use of lavatory facilities, lighting and cleaning of the Sublet Area. Parking by Sublessee and its employees and invitees shall be limited to the southwest quadrant of the parking lot. Notwithstanding the foregoing, up to four Sublesse's employees shall have the access to the Sublet Area on a 24-hour per day basis. Sublessee shall provide Sublessor with the names of such employees.

         6. The Sublessor will keep and perform promptly, each of the terms, covenants and conditions of the Prime Lease except for those provisions thereof which, under the terms of this Sublease, the Sublessee is to keep or perform.

         7. Subject to the provisions of paragraph 3 above whereby Sublessee will pay Sublessor $500.00 per month for the electricity consumed by the "clean room", all utilities, including sewer, water, gas and electricity shall be furnished by Sublessor at its expense.

         8. Addendum to water service with regard to Section 2 of lease for Sublessee and Sublessor, Sublessee agrees to be responsible for the water used in their clean room and rented area. The water will be tracked by a dedicated water meter on a dedicated waterline that is routed directly to Sublessee's leased area.

         Sublessee will be billed on a monthly basis and it is to be understood by both Sublessor and Sublessee that these bills will be paid in a timely manner.

         A reading will be made at the beginning of each month and a bill will be given to Sublessee. The rates will be at the current charges the city uses as the time of the billing. The billing will include usage of water, sewage, and any applicable taxes and/or improvements.

         9. On the last day of the term or upon the sooner termination thereof, Sublessee shall peaceably surrender the Sublet Area leaving it in the condition which, by the terms of the Prime Lease, Sublessor is obliged to leave the same. On or before the last day of the term or the sooner termination thereof, Sublessee shall at its own expense remove all of its equipment and other personal property from the Sublet Area, repairing any damage caused thereby, and any property not removed shall be deemed abandoned. In addition, all alterations, additions, fixtures and leasehold improvements made by Sublessee, including the "clean room" shall be removed by Sublessee on or before the last day of the term or the sooner termination thereof, with Sublessee repairing any damage to the Sublet Area caused thereby.

         10. Neither Sublessor nor Landlord shall be liable to Sublessee, or those claiming through or under Sublessee, for injury, death or property damage occurring, on or about the Sublet Area or the building of which the Sublet Area is a part, and appurtenances thereto, and Sublessee shall indemnify Sublessor and Landlord and hold them harmless from any claim or damage arising out of any injury, death or property damage occurring in, on or about the Sublet Area or said building and appurtenances to Sublessee or an employee, customer or invitee of the Sublessee.

         11. Without limiting the generality of the immediately preceding paragraph, Sublessee shall, at its expense, maintain public liability insurance during the term of this Sublease as required under Article 10 of the Prime Lease in one or more companies acceptable to Sublessor and Landlord, naming Sublessor, Landlord and Sublessee as insureds, in form and substance reasonably acceptable to Sublessor and Landlord (such insurance to insure performance by Sublessee of its obligations under the immediately preceding paragraph), such insurance to be in those amounts as set forth under Article 10 of the Prime Lease. In addition, Sublessee shall also carry and cause to be in full force and effect fire and extended coverage insurance on the equipment and other property owned, leased to or otherwise in possession of Sublessee. Each policy of insurance hereunder shall contain a provision requiring thirty (30) days written notice to Sublessor and to Landlord before cancellation of the policy.

         Sublessor shall carry and cause to be in full force and effect the insurance coverages required to be carried by it pursuant to Article 10 of the Prime Lease, including fire and extended coverage insurance under Article 10(b). Sublessor and Sublessee hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any of the extended coverage or supplementary contract casualties, even if such fire or other casualty shall have been caused by default or negligence of the other party, or anyone for whom such party may be responsible, provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such times as the releasing party's policy shall contain a clause or endorsement to the effect that any such release would not adversely affect or impair said policy or prejudice the right of the releasing party to recover thereunder. Sublessor and Sublessee agree that they will request their insurance carriers to include in their policies such a clause or endorsement. The parties shall provide the other with evidence of the insurance coverages required to be carried under this paragraph 11 and shall provide the other with at least 15 days written notice prior to any modification of the terms of coverage.

         12. The Landlord shall have no obligations whatsoever to the Sublessee hereunder.

         13. The Sublessor and Landlord, their authorized agents or attorneys, may at any reasonable time, enter the Sublet Area to inspect, make repairs, improvements and/or changes in the Sublet Area or other premises in the building of which the Sublet Area is a part as the Sublessor and/or Landlord may deem proper; and there shall be no diminution of rent or liability on the part of the Sublessor or Landlord by reason of any reasonable inconvenience, annoyance, or injury to business.

         14. If the Sublessee defaults in the observance or performance of any of the Sublessee's covenants, agreements or obligations hereunder wherein the default can e cured by the expenditure of money, either the Sublessor or the Landlord may, but without obligation and without limiting any other remedies which they may have by reason of such default, cure the default, charge the costs thereof to the Sublessee and the Sublessee shall pay the same forthwith upon demand, together with interest thereon at the highest permissible rate of interest allowed under the usury statues of the State of Minnesota or in case no such maximum rate of interest is provided, at the rate of 12% per annum.

         15. If the Sublessee shall default in the payment of any installment of monthly or additional rent and such continues for a period of 10 days or in the observance or performance of any of the Sublessee's covenants, agreements or obligations hereunder and such continues for a period of 30 days after written notice thereof by Sublessor, or if any proceeding is commenced by or against the Sublessee for the purpose of subjecting the assets of the Sublessee to any law relating to bankruptcy or insolvency or for an appointment of a receiver of Sublessee or of any of Sublessee's assets, or if Sublessee makes a general assignment of Sublessee's assets for the benefit of creditors, then, in any such event, the Sublessor may, without process, re-enter immediately into the Sublet Area and remove all persons and property therefrom, and at its option, nullify and cancel this Sublease as to all future rights of the Sublessee and Sublessee hereby expressly waives the service of any notice in writing of intention to re-enter as aforesaid, and also all right of restoration to possession of the Sublet Area after re-entry as aforesaid, and also all right of restoration to possession of the Sublet Area after re-entry or after judgment for possession thereof. Notwithstanding re-entry by Sublessor or forfeiture, termination or cancellation of this Sublease, the liability of Sublessee for the rent and all other sums provided for herein shall continue for a period ending as of the last day of the first full calendar month following such re-entry or forfeiture, termination or cancellation. Sublessee shall be responsible for, in addition to the rentals and other sums agreed to be paid hereunder, the costs of any necessary maintenance, repair, restoration, reletting (including related cost of removal or modification of tenant improvements) or cure as well as reasonable attorney's fees incurred or awarded in any suit or action instituted by Sublessor to enforce the provisions of this Sublease, regain possession of the Sublet Area or the collection of the rentals due Sublessor hereunder. Sublessee agrees to pay interest at the highest permissible rate of interest allowed under the usury statues of the State of Minnesota or in case no such maximum rate of interest is provided, at the rate of 12% per annum on all rentals and other sums due Sublessor hereunder not paid within 10 days from the date of the same becomes due and payable. Each right or remedy of Sublessor provided for in the Sublease shall be cumulative and shall be in addition to every other right or remedy provided for in this Sublease now or hereafter existing at law or in equity or by statute or otherwise.

         16. The Sublessee shall not have the right to assign this Sublease or sublet all or any part of the Sublet Area without the prior written consent of the Sublessor and of the Landlord.

         Landlord's right to assign the Prime Lease and Sublessor's right to assign this Sublease are and shall remain unqualified provided Sublessee's right to quiet possession of the Sublet Area shall not be disturbed if Sublessee is not in default under this Sublease and so long as Sublessee shall pay the rent and observe and perform all of the provisions of this Sublease, unless this Sublease is otherwise terminated pursuant to its terms.

         17. At any time Sublessee may terminate this Sublease by giving at least ninety (90) days prior written notice to Sublessor to correspond with the calendar month end. At any time the Sublessor may terminate this Sublease by giving at least ninety (90) days prior written notice to Sublessee to correspond with the calendar month end.

         18. It is mutually agreed that this Sublease shall be subordinate to any and all mortgages, including any renewals, modification, consolidations, replacements and extensions thereof now or hereafter imposed on the premises of which the Sublet Area is a part by Landlord. Sublessee's right to quiet possession of the Sublet Area shall not be disturbed if Sublessee is not in default and so long as Sublessee shall pay the rent and observe and perform all of the provisions of this Sublease, unless this Sublease is otherwise terminated pursuant to its terms. In confirmation of such subordination, Sublessee, upon request shall promptly execute and deliver a subordination, non-disturbance and attornment agreement, as required by Landlord's mortgagee, if any.

         19. Any notice provided for herein shall be deemed to be duly given if made in writing and delivered in person to an office of such party or mailed by first class registered or certified mail, postage prepaid, addressed as follows:


         If to Sublessor:                    Anchor Paper Company
                                             480 Broadway Street
                                             St. Paul, MN   55101

         If to Sublessee:                    Infinite Graphics Incorporated
                                             4611 East Lake Street
                                             Minneapolis, MN  55406

or to such other address with respect to either party hereto, as such party shall notify the other party hereto in writing.

         IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the day and year first above written.

SUBLESSOR:                                 SUBLESSEE:

Anchor Paper Company                       Infinite Graphics Incorporated

By:   /s/James P. Kemmer                   By:   /s/James F. Belfiori

Its   CEO                                  Its   Finance Manager